UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Brookdale Senior Living Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Below is the Company’s press release published on June 11, 2025 in connection with its 2025 Annual Meeting of Stockholders, which will be held on July 11, 2025:

Brookdale Files Investor Presentation Highlighting Board’s Effective Oversight of Clear, Compelling Strategy to Deliver Long-Term Shareholder Value

Brookdale’s Significantly Refreshed Board Has Critical Skillsets and Experience Necessary to Drive the Company’s Success

Ortelius’ Attempt to Take Control of the Company Risks Value Destruction, Disrupting Brookdale’s Continued Operational Progress and CEO Search

Ortelius Does Not Have a Substantially Different Strategic Plan or a Board Slate with a Diversified Skillset Relevant to Brookdale’s Strategy

The Company Urges Shareholders to Vote “FOR” ONLY the Eight Brookdale Nominees Listed on the BLUE Proxy Card

NASHVILLE, Tenn., June 11, 2025 – Brookdale Senior Living Inc. (NYSE: BKD) (“Brookdale” or the “Company”) today filed an investor presentation with the Securities and Exchange Commission (“SEC”) in connection with its upcoming 2025 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held on July 11, 2025. The presentation is available at VoteBrookdaleBLUE.com.

Highlights of the presentation include:

•	The Brookdale Board of Directors and management team have a proven track record of taking action to optimize the Company’s real estate portfolio and enhance operating performance

o

Over the past several years, the Board and management team streamlined operations, simplified the business, rationalized the lease portfolio, and reduced leverage. The Board regularly assesses strategic options to enhance value and will continue to do so

o	Since 2022, Brookdale renegotiated leases for approximately 250 communities inherited by management and the Board and reduced the number of leased units by 19% since the first quarter of 2021
o

Brookdale’s Adjusted EBITDA Margin[1] improved to over 11% and 12% in 2023 and 2024, respectively, and operational improvements yielded positive Adjusted Free Cash Flow[2] in the second half of 2024, with the expectation to be meaningfully Adjusted Free Cash Flow[2] positive in 2025 in the range of $30 million to $50 million

1 As calculated by Ortelius. The Company has not historically disclosed Adjusted EBITDA Margin. Ortelius’ calculation appears to be based on Company disclosures of Adjusted EBITDA and Total Revenue, which includes reimbursed costs incurred on behalf of managed communities. See below for more information on Non-GAAP Financial Measures.

2 See below for more information on Non-GAAP Financial Measures.

•	The Board of Directors and management team are executing a clear strategy to drive shareholder value that is delivering results

o

The Board and management are executing on five key initiatives to deliver meaningful shareholder value: improving operating performance, optimizing the real estate portfolio, reinvesting capital into communities, reducing leverage, and ensuring high-quality environments for residents and associates

o

In the first quarter of 2025, Adjusted EBITDA[2] increased 27.2% year-over-year – up approximately 255% from the first quarter of 2021 – and the Company increased the midpoint of its Adjusted EBITDA2 guidance range by $7.5 million (approximately 2%)

o

Since 2022, Trailing Twelve Months (“TTM”) Adjusted EBITDA after cash financing lease payments2 more than doubled, resulting in an approximately 10x Annualized Leverage reduction since pandemic highs of 2022

o

With a same community weighted average occupancy rate of 80.6%, and a same community end of month occupancy rate of 82.1%, as of May 2025, Brookdale is poised to capitalize on the significant operating leverage of its high fixed cost business, particularly given strong supply/demand demographics

•	Brookdale’s significantly refreshed Board slate of eight highly-qualified and engaged directors is crucial to overseeing the Company’s continued growth and delivering shareholder value

o	Six highly-respected, current independent directors and Brookdale’s Chairman have been appointed over the last seven years, demonstrating a commitment to strategic Board refreshment
o

The Board has been carefully constructed to represent a diverse range of critical and complementary skills – including but not limited to healthcare (operations, strategy and clinical), finance, hospitality, sales & marketing, real estate, and significant senior living experience

o	The Board has been open-minded to shareholders recommending director candidates and, since 2015, three candidates recommended by shareholders have been appointed as members of the Board
o

The Board is committed to acting as an agent of change, informed by shareholder feedback, as illustrated by its decision to begin an executive search process in late 2024 and transition Brookdale’s former CEO in April 2025

o

If Brookdale’s nominees are elected at the Annual Meeting and a new CEO is appointed, the majority of Brookdale’s Board will have served for less than two years. Given the strength of Brookdale’s Board, replacing additional directors now is not necessary, jeopardizes the Company’s progress and CEO search, and could leave the Board without sufficient institutional knowledge

2 See below for more information on Non-GAAP Financial Measures.

Brookdale strongly urges shareholders to vote “FOR” ONLY Brookdale’s eight highly qualified and experienced director nominees on the BLUE proxy card

YOUR VOTE IS EXTREMELY IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN

Whether or not you expect to attend the Annual Meeting, please promptly follow the easy instructions on your BLUE proxy card or BLUE voting instruction form to vote by phone, internet or by signing, dating, and returning the BLUE proxy card in the postage-paid envelope provided.

Please simply disregard any white proxy card you may receive from Ortelius.

If you have any questions or require assistance in voting your shares,

please call Brookdale’s proxy solicitor:

INNISFREE M&A INCORPORATED

Shareholders may call:

+ 1 (877) 750-5838 (toll-free from the U.S. and Canada) or

+1 (412) 232-3651 (from other countries)

NON-GAAP FINANCIAL MEASURES

This communication mentions the financial measures Adjusted EBITDA, Adjusted EBITDA after cash financing lease payments, and Adjusted Free Cash Flow, which are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Reference to these non-GAAP financial measures is intended to aid investors in better understanding the factors and trends affecting the Company’s performance and liquidity. However, investors should not consider these non-GAAP financial measures as a substitute for financial measures determined in accordance with GAAP, including net income (loss), income (loss) from operations, or net cash provided by (used in) operating activities.

Reconciliation of the non-GAAP financial measures included in the 2025 full-year annual guidance to the most comparable GAAP financial measures are not available without unreasonable effort due to the inherent difficulty in forecasting the timing or amounts of items required to reconcile Adjusted EBITDA from the Company’s net income (loss), including but not limited to (a) benefit/provision for income taxes, (b) non-operating income/expense items, (c) depreciation and amortization, and (d) income/expense associated with non-cash, non-operational, transactional, legal, cost reduction, or organizational restructuring items, and Adjusted Free Cash Flow from the Company’s net cash provided by (used in) operating activities, including but not limited to (a) distributions from unconsolidated ventures from cumulative share of net earnings, (b) changes in prepaid insurance premiums financed with notes payable, (c) changes in operating lease assets and liabilities for lease termination, (d) cash paid/received for gain/loss on facility operating lease termination, (e) lessor capital expenditure reimbursements under operating leases, (f) property and casualty insurance proceeds, (g) non-development capital expenditures, and (h) payment of financing lease obligations. Variability in the timing or amounts of items required to reconcile the measure may have a significant impact on the Company’s net income (loss) and net cash provided by (used in) operating activities.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP performance measure that the Company defines as net income (loss) excluding: benefit/provision for income taxes, non-operating income/expense items, and depreciation and amortization; and further adjusted to exclude income/expense associated with non-cash, non-operational, transactional, legal, cost reduction, or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods.

The Company believes that presentation of Adjusted EBITDA as a performance measure is useful to investors because (i) it is one of the metrics used by the Company’s management for budgeting and other planning purposes, to review the Company’s historic and prospective core operating performance, and to make day-to-day operating decisions; (ii) it provides an assessment of operational factors that management can impact in the short-term, namely revenues and the controllable cost structure of the organization, by eliminating items related to the Company’s financing and capital structure and other items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods; (iii) the Company believes that this measure is used by research analysts and investors to evaluate the Company’s operating results and to value companies in its industry; and (iv) the Company uses the measure for components of executive compensation.

Adjusted Free Cash Flow

Adjusted Free Cash Flow is a non-GAAP liquidity measure that the Company defines as net cash provided by (used in) operating activities before: distributions from unconsolidated ventures from cumulative share of net earnings, changes in prepaid insurance premiums financed with notes payable, changes in operating lease assets and liabilities for lease termination, cash paid/received for gain/loss on facility operating lease termination, and lessor capital expenditure reimbursements under operating leases; plus: property and casualty insurance proceeds and proceeds from refundable entrance fees, net of refunds; less: non-development capital expenditures and payment of financing lease obligations.

The Company believes that presentation of Adjusted Free Cash Flow as a liquidity measure is useful to investors because (i) it is one of the metrics used by the Company’s management for budgeting and other planning purposes, to review the Company’s historic and prospective sources of operating liquidity, and to review the Company’s ability to service its outstanding indebtedness, pay dividends to stockholders, engage in share repurchases, and make capital expenditures, including development capital expenditures; and (ii) it provides an indicator to management to determine if adjustments to current spending decisions are needed.

ABOUT BROOKDALE SENIOR LIVING

Brookdale Senior Living Inc. is the nation’s premier operator of senior living communities. With 647 communities across 41 states and the ability to serve approximately 58,000 residents as of March 31, 2025, Brookdale is committed to its mission of enriching the lives of seniors through compassionate care, clinical expertise, and exceptional service. The Company, through its affiliates, operates independent living, assisted living, memory care, and continuing care retirement communities, offering tailored solutions that help empower seniors to live with dignity, connection, and purpose. Leveraging deep expertise in healthcare, hospitality, and real estate, Brookdale creates opportunities for wellness, personal growth, and meaningful relationships in settings that feel like home. Guided by its four cornerstones of passion, courage, partnership, and trust, Brookdale is committed to delivering exceptional value and redefining senior living for a brighter, healthier future. Brookdale’s stock trades on the New York Stock Exchange under the ticker symbol BKD. For more information, visit brookdale.com or connect with Brookdale on Facebook or YouTube.

FORWARD-LOOKING STATEMENTS

Certain statements in this communication may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding the Company’s intent, belief, or expectations. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “could,” “would,” “on track,” “potential,” “intend,” “enable,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “executing,” “believe,” “poised,” “positioned,” “project,” “predict,” “continue,” “plan,” “target,” or other similar words or expressions, and include statements regarding the focus of the Board of Directors and management of the Company, the execution and advancement of the Company’s strategy, the Company’s CEO search process, the Company’s ability to continue to successfully execute on key initiatives, deliver positive financial and operational performance and drive enhanced shareholder value. These forward-looking statements are based on certain assumptions and expectations, and the Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although the Company believes that expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its assumptions or expectations will be attained and actual results and performance could differ materially from those projected. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, events which adversely affect the ability of seniors to afford resident fees, including downturns in the economy, housing market, consumer confidence, or the equity markets and unemployment among resident family members; the effects of senior housing construction and development, lower industry occupancy, and increased competition; conditions of housing markets, regulatory changes, acts of nature, and the effects of climate change in geographic areas where the Company is concentrated; terminations of the Company’s resident agreements and vacancies in the living spaces it leases; changes in reimbursement rates, methods, or timing under governmental reimbursement programs including the Medicare and Medicaid programs; failure to maintain the security and functionality of the Company’s information systems, to prevent a cybersecurity attack or breach, or to comply with applicable privacy and consumer protection laws, including HIPAA; the Company’s ability to complete its capital expenditures in accordance with its plans; the Company’s ability to identify and pursue development, investment, and acquisition opportunities and its ability to successfully integrate acquisitions; competition for the acquisition of assets; the Company’s ability to complete pending or expected disposition, acquisition, or other transactions on agreed upon terms or at all, including in respect of the satisfaction of closing conditions, the risk that regulatory approvals are not obtained or are subject to unanticipated conditions, and uncertainties as to the timing of closing, and the Company’s ability to identify and pursue any such opportunities in the future; risks related to the implementation of the Company’s strategy, including initiatives undertaken to execute on the Company’s strategic priorities and their effect on its results; any resurgence or variants of the COVID-19 pandemic; limits on the Company’s ability to use net operating loss carryovers to reduce future tax payments; delays in obtaining regulatory approvals; the risks associated with tariffs and the uncertain duration of trade conflicts; disruptions in the financial markets or decreases in the appraised values or performance of the Company’s communities that affect the Company’s ability to obtain financing or extend or refinance debt as it matures and the Company’s financing costs; the Company’s ability to generate sufficient cash flow to cover required interest, principal, and long-term lease payments and to fund its planned capital projects; the effect of any non-compliance with any of the Company’s debt or lease agreements (including the financial or other covenants contained therein), including the risk of lenders or lessors declaring a cross default in the event of the Company’s non-compliance with any such agreements and the risk of loss of the Company’s property securing leases and indebtedness due to any resulting lease terminations and foreclosure actions; the inability to renew, restructure, or extend leases, or exercise purchase options at or prior to the end of any existing lease term; the effect of the Company’s indebtedness and long-term leases on the Company’s liquidity and its ability to operate its business; increases in market interest rates that increase the costs of the Company’s debt obligations; the Company’s ability to obtain additional capital on terms acceptable to it; departures of key officers and potential disruption caused by changes in management; increased competition for, or a shortage of, associates, wage pressures resulting from increased competition, low unemployment levels, minimum wage increases and changes in overtime laws, and union activity; environmental contamination at any of the Company’s communities; failure to comply with existing environmental laws; an adverse determination or resolution of complaints filed against the Company, including putative class action complaints; negative publicity with respect to any lawsuits, claims, or other legal or regulatory proceedings; costs to respond to, and adverse determinations resulting from, government inquiries, reviews, audits, and investigations; the cost and difficulty of complying with increasing and evolving regulation, including new disclosure obligations; changes in, or its failure to comply with, employment-related laws and regulations; the risks associated with current global economic conditions and general economic factors on the Company and the Company’s business partners such as inflation, commodity costs, fuel and other energy costs, competition in the labor market, costs of salaries, wages, benefits, and insurance, interest rates, tax rates, tariffs, geopolitical tensions or conflicts, and uncertainty surrounding a new presidential administration, the impact of seasonal contagious illness or other contagious disease in the markets in which the Company operates; actions of activist stockholders, including as a result of the current proxy contest and any potential change of control of the Company or the Board; as well as other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including those set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect management’s views as of the date of this communication. The Company cannot guarantee future results, levels of activity, performance or achievements, and, except as required by law, it expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained in this communication to reflect any change in the Company’s expectations with regard thereto or change in events, conditions, or circumstances on which any statement is based.

CONTACTS

Investors

Jessica Hazel

VP Investor Relations

(615) 564-8104

Jessica.Hazel@brookdale.com

Media

media.relations@brookdale.com

Tim Lynch / Leigh Parrish

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449